Exhibit 10.14







                             JACK IN THE BOX INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN














                            Effective January 1, 2003





                                TABLE OF CONTENTS





                                                                           Page
Article I-PURPOSE............................................................1


ARTICLE II-DEFINITIONS.......................................................1

  2.1      Account...........................................................1
  2.2      Administrative Committee..........................................1
  2.3      Beneficiary.......................................................1
  2.4      Board.............................................................1
  2.5      Change in Control.................................................1
  2.6      Code..............................................................2
  2.7      Company...........................................................2
  2.8      Compensation......................................................3
  2.9      Deferral Election.................................................3
  2.10     Disability........................................................3
  2.11     Discretionary Contribution........................................3
  2.12     Effective Date....................................................3
  2.13     Elected Deferred Compensation.....................................3
  2.14     Employer..........................................................3
  2.15     Financial Hardship................................................3
  2.16     Hardship Distribution.............................................4
  2.17     Matching Contribution.............................................4
  2.18     Participant.......................................................4
  2.19     Participation Agreement...........................................4
  2.20     Plan..............................................................4
  2.21     Plan Year.........................................................4
  2.22     Scheduled Withdrawal..............................................4
  2.23     Small Benefit.....................................................4
  2.24     Transfer Contribution.............................................5
  2.25     Year of Service...................................................5

ARTICLE III-PARTICIPATION AND DEFERRAL ELECTIONS.............................5

  3.1      Eligibility and Participation.....................................5
  3.2      Deferral Elections................................................5
  3.3      Commencement, Duration and Modification of Deferral Election......6

ARTICLE IV-DEFERRED COMPENSATION ACCOUNTS....................................6

  4.1      Accounts..........................................................6
  4.2      Crediting of Deferrals............................................6
  4.3      Termination Account...............................................6
  4.4      Scheduled Withdrawal Accounts.....................................6
  4.5      Matching Contribution Account.....................................7
  4.6      Discretionary Contribution Account................................7
  4.7      Transfer Contribution.............................................7
  4.8      Vesting of Accounts...............................................7
  4.9      Statement of Accounts.............................................7

ARTICLE V-INVESTMENT AND EARNINGS............................................8

  5.1      Plan Investments..................................................8
  5.2      Crediting Investment Gains and Losses.............................8

ARTICLE VI-PLAN BENEFITS.....................................................8

  6.1      Distribution Options..............................................8
  6.2      Commencement of Benefits..........................................9
  6.3      Termination Benefits..............................................9
  6.4      Death Benefits....................................................9
  6.5      Disability Benefits...............................................9
  6.6      Change-in-Control Benefits .......................................9
  6.7      Scheduled Withdrawal.............................................10
  6.8      Hardship Distribution............................................10
  6.9      Accelerated Distribution.........................................10
  6.10     Small Benefit....................................................11
  6.11     Withholding and Payroll Taxes....................................11
  6.12     Payment to Guardian..............................................11

ARTICLE VII-BENEFICIARY DESIGNATION.........................................11

  7.1      Beneficiary Designation..........................................11
  7.2      Changing Beneficiary.............................................11
  7.3      No Beneficiary Designation.......................................13
  7.4      Effect of Payment................................................13

ARTICLE VIII-ADMINISTRATION.................................................13

  8.1      Committee; Duties................................................13
  8.2      Agents...........................................................13
  8.3      Binding Effect of Decisions......................................14
  8.4      Indemnity of Committee...........................................14
  8.5      Election of Committee After Change in Control....................14

ARTICLE IX-CLAIMS PROCEDURE.................................................14

  9.1      Claim............................................................14
  9.2      Denial of Claim..................................................14
  9.3      Review of Claim..................................................14
  9.4      Final Decision...................................................15

ARTICLE X-AMENDMENT AND TERMINATION OF PLAN.................................15

  10.1     Amendment........................................................15
  10.2     Company's Right to Terminate.....................................16

ARTICLE XI-MISCELLANEOUS....................................................16

  11.1     Unfunded Plan....................................................16
  11.2     Unsecured General Creditor.......................................16
  11.3     Trust Fund.......................................................16
  11.4     Nonassignability.................................................17
  11.5     Not a Contract of Employment.....................................17
  11.6     Protective Provisions............................................17
  11.7     Governing Law....................................................17
  11.8     Validity.........................................................17
  11.9     Gender...........................................................17
  11.10    Notice...........................................................18
  11.11    Successors.......................................................18

                              JACK IN THE BOX INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN


                                Article I-PURPOSE

     The purpose of this Executive Deferred Compensation Plan is to provide current tax planning opportunities as well as supplemental funds upon the retirement or death of certain key employees of Employer. It is intended that the Plan will aid in attracting and retaining key employees of exceptional ability by providing them with these benefits.


                             ARTICLE II-DEFINITIONS

     For the purposes of this Plan, the following terms shall have the meanings indicated, unless the content clearly indicates otherwise:

2.1      Account

     "Account" means the interest of a Participant in the Plan as represented by the hypothetical bookkeeping entries kept by Employer. A separate Account shall be established for each Participant and as may otherwise be required.

2.2      Administrative Committee

     "Administrative Committee" means the committee appointed by the Board to administer the Plan pursuant to Article VIII.

2.3      Beneficiary

     "Beneficiary" means the person, persons or entity (including, without limitation, any trustee) last designated by a Participant to receive the benefits specified hereunder, in the event of the Participant's death.

2.4      Board

         "Board" means the Board of Directors of the Company.

2.5      Change in Control

     "Change in Control" of the Company means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

     (a) Any "Person" (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the "Beneficial Owner," directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

     (b) During any period of two (2) consecutive years after an employee becomes a Plan Participant, individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

     (c) The stockholders of the Company approve:

        (i) A plan of complete liquidation of the Company; or

        (ii) An agreement for the sale or disposition of all or substantially all of the Company's assets; or

        (iii) A merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

               However, in no event shall a "Change in Control" be deemed to have occurred, with respect to the Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group except for:

        (i) Passive ownership of less than two percent (2%) of the stock of the purchasing company; or

        (ii)Ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors.

     For purposes of this Section, the terms "Person" and "Beneficial Owner" shall have the meanings given those terms in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, and Rule 13d-3 under that Act.

2.6      Code

         "Code" means the Internal Revenue Code of 1986, as amended.

2.7      Company

     "Company" means Jack in the Box Inc., a Delaware corporation or any successor to the business thereof.

2.8      Compensation

     "Compensation" means the base salary payable to and bonus earned by a Participant for services performed for the Employer and considered to be wages for purposes of federal income tax withholding. Inclusion of any other forms of compensation is subject to Committee approval. Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Employer's tax qualified plans which may be maintained under Code Section 401(a) or a plan maintained under Code Section 125, or under this Plan.

2.9      Deferral Election

     "Deferral Election" means a commitment by a participant to defer a portion of Compensation to this Plan and for which a Participation Agreement has been submitted by the Participant to the Administrative Committee.

2.10     Disability

     "Disability" means a physical or mental condition that prevents the Participant from satisfactorily performing the Participant's usual duties for Employer. The Administrative Committee shall determine the existence of Disability and may rely on advice from a medical examiner satisfactory to the Administrative Committee in making the determination.

2.11     Discretionary Contribution

     "Discretionary Contribution" means an Employer contribution credited to a Participant's Account pursuant to Section 4.6 of this Plan.

2.12     Effective Date

         This Plan shall be effective as of January 1, 2003.

2.12     Elected Deferred Compensation

     "Elected Deferred Compensation" means the amount of Compensation that a Participant elects to defer pursuant to a Deferral Election.

2.13     Employer

     "Employer" means the Company and any affiliate or subsidiary entities designated by the Board as participating in this Plan.

2.15     Financial Hardship

     "Financial Hardship" means an unforeseeable emergency due to an illness or accident of the Participant or Beneficiary, the Participant's or Beneficiary's spouse or the Participant's or Beneficiary's dependant (as defined in Section 152(a) of the Code); loss of the Participant's or Beneficiary's property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary that would result in severe financial hardship if early withdrawal were not permitted. Financial Hardship will not exist if the financial need can be relieved through reimbursement or compensation from insurance or otherwise; by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or by cessation of deferrals under the Plan.

2.16     Hardship Distribution

     "Hardship Distribution" means a distribution pursuant to Section 6.8 of the Plan made on account of the Participant or Beneficiary's Financial Hardship. Such distribution must be limited to the amount reasonably necessary to satisfy the Financial Hardship (which may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

2.17     Matching Contribution

     "Matching Contribution" means an Employer contribution credited to a Participant's Account pursuant to Section 4.5 of this Plan.

2.18     Participant

     "Participant" means any individual who is participating in this Plan as provided in Article III.

2.19     Participation Agreement

     "Participation Agreement" means the agreement, whether written or provided through electronic means, to defer Compensation submitted by a Participant to the Administrative Committee or its delegates prior to the commencement of the period in which the Elected Deferred Compensation is to be earned.

2.20     Plan

     "Plan" means this Jack in the Box Inc. Executive Deferred Compensation Plan as set forth in this document and as the same may be amended from time to time.

2.21     Plan Year

    "Plan Year" means each calendar year beginning on January 1 and ending on December 31.

2.22     Scheduled Withdrawal

     "Scheduled Withdrawal" means a distribution to a Participant prior to termination of employment pursuant to Sections 4.4 and 6.7 of this Plan.

2.23     Small Benefit

     "Small Benefit" means a lump-sum payment pursuant to Section 6.10 of the Plan.

2.24     Transfer Contribution

     "Transfer Contribution" means a Participant's contribution credited to a Participant's Account pursuant to Section 4.7 of the Plan.

2.25     Year of Service

     "Year of Service" shall have the same meaning as provided in the Company's 401(k) plan, whether or not the Participant is a participant in such plan.


                ARTICLE III-PARTICIPATION AND DEFERRAL ELECTIONS

3.1      Eligibility and Participation

     (a) Eligibility. Any select key employee designated by the Employer and approved by the Administrative Committee shall be eligible to participate in the Plan.

     (b) Participation. An eligible employee may elect to participate in the Plan by submitting a Participation Agreement to the Administrative Committee prior to the beginning of the Plan Year in which the employee is eligible to participate.

     (c) Part-Year Participation. In the event an employee first becomes eligible to participate in the Plan on other than the first day of a Plan Year, a Participation Agreement may be submitted to the Administrative Committee within 30 days after the Administrative Committee notifies such employee of eligibility to participate in the Plan. The Deferral Election shall be effective only with regard to Compensation earned following submission of the Participation Agreement to the Administrative Committee.

3.2      Deferral Elections

     A Participant may file with the Administrative Committee a Participation Agreement to defer any or all of the following:

     (a) Salary Deferrals. A Participant may elect to defer up to fifty percent (50%) of base salary. The amount to be deferred shall be stated as a whole percentage of base salary.

     (b) Bonus Deferrals. A Participant may elect to defer all (less applicable taxes) or any portion of each bonus to be paid by the Employer. The amount to be deferred shall be stated as a whole percentage of each bonus payment.

     (c) Changes to Deferral Elections. The Administrative Committee may change the maximum amount of salary and/or bonus that may be deferred by giving written notice to all Participants. No such change may affect a Deferral Election entered into prior to the Administrative Committee's action.

3.3      Commencement, Duration and Modification of Deferral Election

     (a) Commencement. A Deferral Election shall become effective on the first day of the Plan Year immediately following the date a Participation Agreement for such Deferral Election is filed with the Administrative Committee. In the case when an employee first becomes eligible to participate in the Plan on other than the first day of a Plan Year, the Deferral Election will be effective only with regard to compensation earned following a timely submitted Participation Agreement per Section 3.1(c).

     (b) Duration. A Deferral Election shall remain in effect for all future Plan Years unless revoked or amended in writing or through electronic means by the Participant. Any such revocation or amendment shall become effective as of the first day of the Plan Year immediately following the receipt of the revocation or amendment by the Administrative Committee.

     (c) Modification. A Deferral Election shall terminate on the date a Participant terminates employment, receives a Hardship Distribution pursuant to
Section 6.8 or an Accelerated Distribution pursuant to Section 6.9 of the Plan. A Deferral Election shall also terminate as of December 31 following a demotion during the Plan Year.


                    ARTICLE IV-DEFERRED COMPENSATION ACCOUNTS

4.1      Accounts

     For recordkeeping purposes only, Employer shall maintain up to five (5) separate Accounts for each Participant. The Accounts shall be known as the Termination Account, Scheduled Withdrawal Accounts, Matching Contribution Account, and Discretionary Contribution Account.

4.2      Crediting of Deferrals

     Beginning January 1 of each Plan Year, a Participant's Elected Deferred Compensation which consists of deferred base salary shall be credited to the Participant's Accounts as soon as administratively feasible following the date when the corresponding nondeferred portion of the Participant's base salary is paid or would have been paid but for the Deferral Election. Beginning January 1 of each Plan Year, a Participant's Elected Deferred Compensation, which consists of deferred bonus, shall be credited to the Participant's Accounts as of the date of each year on which the bonus is paid or would have been paid but for the Deferral Election.

4.3      Termination Account

     A Participant may establish a Termination Account by filing a Participation Agreement to defer Compensation into the Termination Account and to receive benefits from such Account following termination of employment.

4.4      Scheduled Withdrawal Accounts

     A Participant may establish a Scheduled Withdrawal Account by filing a Participation Agreement to defer part or all of Compensation, Matching Contribution, and Discretionary Contributions for a given Plan Year along with earnings on such amounts into the Scheduled Withdrawal Account and by designating a future date on which each such amounts are to be distributed. 4.5 Matching Contribution Account

4.5      Matching Contribution Account

     There shall be credited to each Participant's Matching Contribution Account an amount equal to one hundred percent (100%) of the first three percent (3%) of a Participant's Compensation that is deferred into this Plan for the Plan Year. The amount shall be credited as of the date employee deferrals are credited pursuant to Section 4.2 of the Plan.

4.6      Discretionary Contribution Account

     The Employer may make contributions in such amount and at such times as recommended by the Administrative Committee and approved by the Compensation Committee of the Board, or as the Board, in its sole discretion, shall determine. Such amount shall be credited to the Participant's Discretionary Contribution Account as of the date designated by the Administrative Committee.

4.7      Transfer Contribution

     A Participant may make an irrevocable election, in accordance with the procedures promulgated by the Administrative Committee, to transfer all of his accumulated account balance under the Capital Accumulation Plan for Executives (the "CAPE") into this Plan. Any transfer to this Plan from the CAPE shall include the vested and nonvested portions of the Participant's account under the CAPE and such amounts shall be allocated among the Participant's Termination Account, Matching Contribution Account and Discretionary Contribution Account respectively. A Participant who elected to withdraw amounts attributable to a specific deferral commitment prior to termination of employment under the CAPE shall have such sums credited in this Plan to one or more Scheduled Withdrawal Accounts. Amounts transferred from the CAPE to this Plan pursuant to this
Section 4.7 may not be transferred from this Plan to the CAPE.

4.8      Vesting of Accounts

     Each  Participant   shall  be  vested  in  the  amounts  credited  to  such
Participant's Account as follows:

     (a) Elected Deferred Compensation. A Participant shall be one hundred percent (100%) vested at all times in his Elected Deferred Compensation and any gains or losses thereon.

     (b) Matching Contributions. A Participant's Matching Contribution Account shall become vested at the rate of twenty-five percent (25%) for each completed Year of Service; except, a Participant shall become one hundred percent (100%) vested at death or upon a Change in Control.

     (c) Discretionary Contributions. A Participant's Discretionary Contribution Account shall become vested as determined by the Compensation Committee of the Board, or by the Board. The Participant shall become one hundred percent (100%) vested at death or upon a Change of Control.


4.9      Statement of Accounts

     From time to time, but not less frequently than annually, each Participant shall be provided with a benefit statement setting forth the balance of the Accounts maintained for the Participant.

                        ARTICLE V-INVESTMENT AND EARNINGS

5.1      Plan Investments

     A Participant shall complete a portfolio allocation form electing from among a series of hypothetical investment options designated by the Administrative Committee into which the Participant's Elected Deferred Compensation, and all Employer contributions shall be credited. The performance of the Participant's Accounts shall be measured based upon the investment options selected. The Participant's Accounts shall be credited with such hypothetical crediting rates calculated after the investment managers' expenses and any insurance-related or other expenses as designated by the Administrative Committee have been deducted. Investment options may be changed daily by following such procedures as may be determined by the Administrative Committee. A revised or changed investment allocation shall be effective on the first business day following the Participant's request for a change.

5.2      Crediting Investment Gains and Losses

     Participant Accounts shall be credited daily with investment gains and losses as if such Account(s) were invested in one (1) or more of the Plan's investment options, as selected by the Participant, less administrative charges applied against the particular investment options.


                            ARTICLE VI-PLAN BENEFITS

6.1      Distribution Options

     (a) Form of Payment. Benefits payable due to termination of employment or the death of the Participant may be made in one of the following forms:

        (i)      Lump Sum.  One (1) lump-sum payment.

        (ii) Installment Payments. Annual installment payments amortized over a period of up to ten (10) years, as elected by the Participant. The first installment payment shall be paid as soon as is administratively feasible after the Participant's date of termination or death. Subsequent installments shall be paid at the beginning of each subsequent Plan Year based on the remaining vested Account balance as of the immediately preceding December 31, as adjusted for gains or losses, and the remaining number of installment payments. Adjustments for investment gains and losses shall continue on unpaid vested Account balances.

        (iii) If a Participant has made no election, benefit payments shall be paid in annual installments over ten (10) years.

     (b) Change in Form of Payment. A Participant's election as to the form of distribution upon termination of employment or death shall be irrevocable, except that a Participant may file a new form of payment election which shall supersede his most recent prior election provided the election is made at least six (6) months prior to the date of termination of employment or death. An election filed within the six (6) months preceding termination of employment or death shall be null and void and the next preceding timely election filed by the Participant shall be controlling.

6.2      Commencement of Benefits

     A benefit payment in a single lump sum and the first payment of a series of installment payments shall be paid to the Participant (or Beneficiary, if applicable) as soon as administratively feasible but in no event more than sixty
(60) days after the event giving rise to the distribution.

6.3      Termination Benefits

     Upon termination of employment, Participant shall receive all vested Account balances in the form elected pursuant to Section 6.1 of the Plan, including any balance in one or more Scheduled Withdrawal accounts.

6.4      Death Benefits

     (a) Pretermination. A Beneficiary shall receive all of the Participant's Account balances in the form elected by the Participant pursuant to Section 6.1 of the Plan, including any balance in one or more Scheduled Withdrawal Accounts.

     (b) Posttermination. If a Participant dies following the commencement of benefit payments, the Employer shall pay to the Beneficiary any remaining installment payments that would have been paid to the Participant had the Participant survived.

     If a Participant dies after all vested Account balances have been completely distributed, no death benefit shall be payable to the Beneficiary under the Plan.

     (c)   Investment   Direction.   The   Beneficiary   shall  succeed  to  the
Participant's right to direct investments pursuant to Section 5.1 of the Plan following the Participant's death.

     (d) Subsequent Beneficiaries. If a Beneficiary who is receiving payments dies before all payments have been paid, any subsequent Beneficiary (as determined and provided for in Article VII) shall be paid any remaining vested Account balances in a lump sum as soon as practical after the death of the first Beneficiary.

6.5      Disability Benefits

     Upon a finding that a Participant has suffered a Disability, the Administrative Committee may, in its sole discretion, modify the Participant's current Deferral election or make distributions from the Participant's Account in an amount reasonably necessary to meet the Participant's needs resulting from the Disability. Such distribution shall not exceed the Participant's vested Account balance and shall be paid in a single lump sum.

6.6      Change-in-Control Benefits

     Upon a Change in Control, a Participant's Account may be distributed according to the Participant's election. The Participant shall elect whether to receive a distribution upon a Change in control and in what form as described in
Section 6.1 of the Plan.

6.7      Scheduled Withdrawal

     (a) Commencement and Form of Scheduled Withdrawal. The balance of a Scheduled Withdrawal Account shall be paid in a single lump sum on the date elected by the Participant in the Participation Agreement when the applicable Account was established. In no event shall the payment date be prior to the completion of two (2) Plan Years from the date the applicable Account is established.

     (b) Change of Payment Date. A Participant's election indicating the date of distribution of a Scheduled Withdrawal Account shall be irrevocable, except that Participant may file a one time new election which shall supersede his most recent prior election provided 1) the election is made no later than twelve (12) months prior to the date the Account would otherwise be payable and 2) the new date of distribution is at least two years after the originally scheduled date of distribution. If a Participant files an election within the twelve (12) months preceding the date of distribution, such election shall be null and void and the next preceding timely filed election by the Participant shall be controlling.

     (c) Termination of Employment Prior to Distribution of Scheduled Withdrawal Account. If a Participant terminates employment or dies prior to payment of such Participant's Scheduled Withdrawal Account(s), such Account shall be paid pursuant to Section 6.3 or 6.4, as applicable.

6.8      Hardship Distribution

     Upon finding that a Participant or Beneficiary has suffered a Financial Hardship, the Administrative Committee may, in its sole discretion, make distributions from the Participant's Account prior to the time specified for payment of benefits under the Plan. The Hardship Distribution shall be made ratably from all vested Accounts. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's or Beneficiary's requirements during the Financial Hardship.

     Applications for a Hardship Distribution and determinations thereon by the Administrative Committee shall be in writing, and a Participant or Beneficiary may be required to furnish written proof of the Financial Hardship, as determined by the Administrative Committee in its sole discretion.

     Upon receiving a Hardship Distribution, a Participant's Deferral Election shall cease and such Participant shall not participate in the Plan until the first day of the Plan Year following twelve (12) months from the date of the Hardship Distribution.

6.9      Accelerated Distribution

     Notwithstanding any other provision of the Plan, at any time a Participant shall be entitled to receive, upon written request to the Administrative Committee, a lump-sum distribution equal to ninety percent (90%) of his vested Account balance on the last day of the month immediately preceding the date on which the Administrative Committee receives the written request. The remaining balance of such Account plus any nonvested amounts shall be forfeited by the Participant. Notwithstanding any provision in the Plan to the contrary, a distribution pursuant to this Section 6.9 shall be made as soon as administratively feasible but in no event later than thirty (30) days after the request is received by the Administrative Committee. Such Participant's Deferral Election shall cease at the time the request is filed with the Administrative Committee and such Participant shall not be eligible to make a Deferral Election until the first day of the Plan Year following a period of twelve (12) months from the date of distribution.

6.10     Small Benefit

     Notwithstanding any election made by the Participant, if, on the Participant's date of termination or date of death, his vested Account balance is less than fifty thousand dollars ($50,000), such Account shall be paid to the Participant or Beneficiary in a single lump sum.

6.11     Withholding and Payroll Taxes

     The Employer shall withhold from Plan payments any taxes required to be withheld from such payments under federal, state or local law. Such taxes shall be withheld from the Participant's nondeferred base salary or bonus to the maximum extent possible with any excess being withheld from the Participant's Elected Deferred Compensation. Each Participant shall bear the ultimate responsibility for payment of all taxes owed under this Plan.

6.12     Payment to Guardian

     If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Administrative Committee may direct payment to the guardian, conservator, legal representative, or person having the care and custody of such minor, incompetent or incapacitated person. The Administrative Committee may require proof of minority, incompetency, incapacity, conservatorship or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Administrative Committee from all liability with respect to such benefit.


                       ARTICLE VII-BENEFICIARY DESIGNATION

7.1      Beneficiary Designation

     Each Participant shall have the right, at any time, to designate one (1) or more persons or entities as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's vested Account balance. Each Beneficiary designation shall be in a written or through electronic means form prescribed by the Administrative Committee and shall be effective only when filed with the Administrative Committee during the Participant's lifetime.

     A married Participant's spouse shall be entitled to fifty percent (50%) interest in any benefit due the Participant unless such spouse waives the right to receive such benefit by executing a written consent acknowledging the effect of the Beneficiary designation, or it is established that such consent cannot be obtained because the spouse cannot be located.

7.2      Changing Beneficiary

     Any Beneficiary designation may be changed by an unmarried Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Administrative Committee.

     A married Participant's Beneficiary designation may be changed by a Participant by the filing a new Beneficiary designation with the Administrative Committee with the consent of the Participant's spouse as provided for in
Section 7.1 above. The filing of a new designation shall supersede all designations previously filed.

7.3      No Beneficiary Designation

     If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

     (a) The Participant's surviving spouse;

     (b) The Participant's children in equal shares, except that if any of the children predecease the Participant with surviving issue, then such issue shall take by right of representation;

     (c) The Participant's estate.

7.4      Effect of Payment

     Payment to the Beneficiary shall completely discharge the Employer's obligations under this Plan.


                           ARTICLE VIII-ADMINISTRATION

8.1      Committee; Duties

     This Plan shall be administered by the Administrative Committee, consisting of three (3) members as may be appointed by the Board or, except after a Change in Control, as provided in Section 8.5 below. The Administrative Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Administrative Committee members in office at the time of the vote shall control any decision. Members of the Administrative Committee may be Participants under this Plan.


8.2      Agents

     The Administrative Committee may employ agents and delegate to them such administrative duties as it sees fit, and may consult with counsel who may be counsel to the Company.

8.3      Binding Effect of Decisions

     The decision or action of the Administrative Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

8.4      Indemnity of Committee

     The Company shall indemnify and hold harmless the members of the Administrative Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such person's service on the Administrative Committee, except in the case of gross negligence or willful misconduct.

8.5      Election of Committee After Change in Control

     After a Change in Control, vacancies on the Administrative Committee shall be filled by majority vote of the remaining Administrative Committee members and Administrative Committee members may be removed only by such a vote. If no Administrative Committee members remain, a new Administrative Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. No amendment shall be made to Article VIII or other Plan provisions regarding Administrative Committee authority with respect to the Plan without prior approval by the Administrative Committee.


                           ARTICLE IX-CLAIMS PROCEDURE

9.1      Claim

     Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Administrative Committee, which shall respond in writing within thirty (30) days.

9.2      Denial of Claim

     If the claim or request is denied, the written notice of denial shall state:

     (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

     (b) A description of any additional material or information required and an explanation of why it is necessary.

     (c) An explanation of the Plan's claim review procedure.

9.3      Review of Claim

     Any person whose claim or request is denied may request review by notice given in writing to the Administrative Committee. Such notice must be received by the Administrative Committee within sixty (60) days following the end of the thirty (30) day review period. The claim or request shall be reviewed by the Administrative Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

9.4      Final Decision

     The decision on review shall normally be made within sixty (60) days after the claim or request is received by the Administrative Committee. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.


                   ARTICLE X-AMENDMENT AND TERMINATION OF PLAN

10.1     Amendment

     (a) The Board may at any time amend the Plan by written instrument subject to subsection (e) below.

     (b) The Administrative Committee may adopt any technical, clerical, conforming or clarifying amendment or other change, provided:

         (i) The Administrative Committee deems it necessary or advisable to:

                (A) Correct any defect, supply any omission or reconcile any inconsistency in order to carry out the intent and purposes of the Plan;

                (B) Maintain the Plan's status as a "top-hat" plan for purposes of ERISA; or

                (C)Facilitate the administration of the Plan;

        (ii) The amendment or change does not, without the consent of the Board, materially increase the cost to the Employer of maintaining the Plan; and

         (iii) Any formal amendment adopted by the Administrative Committee shall be in writing, signed by a member of the Committee and promptly reported to the Board.

     (c) To the extent permitted under subsection (e) below, amendments may have an immediate, prospective or retroactive effective date.

     (d)   Amendments  do  not  require  the  consent  of  any   Participant  or
Beneficiary.

     (e) Amendments are subject to the following limitations:

        (i) Preservation of Account Balance. No amendment shall reduce the amount credited or to be credited to any Account as of the date notice of the amendment is given to Participants.

        (ii)Changes in Earnings Rate. If the Plan is amended so that a series of investment options is not used to calculate the Participants' investment gains or losses under the Plan, the rate of earnings to be credited to the Participant's Account shall not be less than the monthly equivalent of the average nominal annual yield on three (3) month Treasury bills for the applicable period.

10.2     Company's Right to Terminate

     The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of Company.

     (a) Partial Termination. The Board may partially terminate the Plan by instructing the Administrative Committee not to credit any additional Elected Deferred Compensation to the Plan. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to amounts credited prior to the effective date of such partial termination.

     (b) Complete Termination. The Board may completely terminate the Plan by instructing the Administrative Committee not to accept any additional Elected Deferred Compensation, and by terminating all ongoing Deferral Elections. If such a complete termination occurs, the Plan shall cease to operate and Employer shall pay out each Account. Payment shall be made in the manner prescribed below, notwithstanding any election made by the Participant. Earnings shall continue to be credited on any unpaid Account balances.





         Account Balance                         Payout Period

--------------------------------------------------------------------------------

Less than  $50,000                             Lump Sum
$50,000  but not more than $100,000            3 annual installments
$100,000 or more                               5 annual installments
================================================================================


                            ARTICLE XI-MISCELLANEOUS

11.1     Unfunded Plan

     This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

11.2     Unsecured General Creditor

     Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of Employer or any other party for payment of benefits under this Plan. Any property held by Employer for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. Employer's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

11.3     Trust Fund

     At its discretion, the Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of benefits owned under the Plan. Although such a trust shall be irrevocable, its assets shall be held for payment to Employer's general creditors in the event of insolvency or bankruptcy. To the extent any benefits provided under the Plan with respect to an Employer's Participants are paid from any such trust, that Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation solely of that Employer.

11.4     Nonassignability

     Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

11.5     Not a Contract of Employment

     This Plan shall not constitute a contract of employment between Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

11.6     Protective Provisions

     A Participant shall cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Employer may deem necessary and taking such other action as may be requested by Employer.

11.7     Governing Law

     The provisions of this Plan shall be construed and interpreted according to the laws of the State of California, except as preempted by federal law.


11.8     Validity

     In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

11.9     Gender

     The masculine gender shall include the feminine and the singular shall include the plural, except where the context expressly dictates otherwise.

11.10    Notice

     Any notice required or permitted under the Plan shall be sufficient if in writing and sent by first-class mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date that is three (3) business days after the mailing date. Mailed notice to the Administrative Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Employer's records.

11.11    Successors

     The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.





                                                      Jack in the Box Inc.


                                                      By:/S/LARRY SCHAUF
                                                      --------------------------
                                                      Larry Schauf:

                                                      Dated:December 6, 2002
                                                      --------------------------